Focused on Our Future Spring Investor Update Published June 1, 2026

Forward-Looking Statements This presentation includes forward-looking statements based on information currently available to management and unless the context requires otherwise, references to “we,” “us,” “our” and “FirstEnergy” refers to FirstEnergy Corp. and its subsidiaries. Such statements are subject to certain risks and uncertainties and readers are cautioned not to place undue reliance on these forward-looking statements. These statements include declarations regarding management's intents, beliefs and current expectations. These statements typically contain, but are not limited to, the terms “anticipate,” “potential,” “expect,” "forecast," "target," "will," "intend," “believe,” "project," “estimate," "plan" and similar words. Forward-looking statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements, which may include the following: the potential liabilities, increased costs and unanticipated developments resulting from government investigations and agreements, including those associated with compliance with or failure to comply with the Deferred Prosecution Agreement entered into July 21, 2021 and settlements with the U.S. Attorney’s Office for the Southern District of Ohio and the Securities and Exchange Commission (“SEC”); the risks and uncertainties associated with litigation, including the securities class action lawsuit, regulatory proceedings, arbitration, mediation and similar proceedings; changes in national and regional economic conditions affecting us and/or our customers and the vendors with which we do business, including geopolitical conflicts, recession, volatile interest rates, inflationary pressure, supply chain disruptions, higher fuel costs, and workforce impacts; variations in weather, such as mild seasonal weather variations and severe weather conditions (including events caused, or exacerbated, by climate change, such as wildfires, hurricanes, flooding, droughts, high wind events and extreme heat events) and other natural disasters, which may result in increased storm restoration expenses or material liability and negatively affect future operating results; the potential liabilities and increased costs arising from regulatory actions or outcomes in response to severe weather conditions and other natural disasters; legislative and regulatory developments, and executive orders, including, but not limited to, matters related to rates, generation resource adequacy, co-location of generation and large loads, and compliance and enforcement activity; the ability to access the public securities and other capital and credit markets in accordance with our financial plans, the cost of such capital and overall condition of the capital and credit markets, including the loss of FirstEnergy Corp.’s status as a well-known seasoned issuer; the risks associated with physical attacks, such as acts of war, terrorism, sabotage or other acts of violence, and cyber-attacks and other disruptions to our, or our vendors’, information technology system, which may compromise our operations, and data security breaches of sensitive data, intellectual property and proprietary or personally identifiable information; the ability to accomplish or realize anticipated benefits through establishing a culture of continuous improvement and our other strategic and financial goals, including, but not limited to, executing Energize365, our transmission and distribution investment plan, executing on our rate filing strategy, controlling costs, improving credit metrics, maintaining investment grade ratings, strengthening our balance sheet and growing earnings; changing market conditions affecting the measurement of certain liabilities and the value of assets held in our pension trusts may negatively impact our forecasted growth rate, results of operations and may also cause it to make contributions to its pension sooner or in amounts that are larger than currently anticipated; changes in assumptions regarding factors such as economic conditions within our territories, the reliability of our transmission and distribution system, our generation resource planning in West Virginia, or the availability of capital or other resources supporting identified transmission and distribution investment opportunities; human capital management challenges, including among other things, attracting and retaining appropriately trained and qualified employees and labor disruptions by our unionized workforce; changes to environmental laws and regulations, including, but not limited to, federal and state rules related to climate change, coal combustion residuals, and potential changes to such laws and regulations; changes in customers’ demand for power, including, but not limited to, economic conditions, development of data centers, the impact of climate change and emerging technology, particularly with respect to electrification, energy storage, co-location of generation and large loads, and distributed sources of generation; future actions taken by credit rating agencies that could negatively affect either our access to or terms of financing or our financial condition and liquidity; the potential of non-compliance with debt covenants in our credit facilities; the ability to comply with applicable reliability standards and energy efficiency and peak demand reduction mandates; changes to significant accounting policies; any changes in tax laws or regulations, including, but not limited to, the Inflation Reduction Act of 2022, the One Big Beautiful Bill Act of 2025, as signed into law on July 4, 2025, or adverse tax audit results or rulings and potential changes to such laws and regulations; the ability to meet our publicly-disclosed goals relating to climate-related matters, opportunities, improvements, and efficiencies, including FirstEnergy’s greenhouse gas reduction goals; and the risks and other factors discussed from time to time in FirstEnergy Corp.’s SEC filings. Dividends declared from time to time on FirstEnergy Corp.’s common stock during any period may in the aggregate vary from prior periods due to circumstances considered by the FirstEnergy Corp. Board at the time of the actual declarations. A security rating is not a recommendation to buy or hold securities and is subject to revision or withdrawal at any time by the assigning rating agency. Each rating should be evaluated independently of any other rating. These forward- looking statements are also qualified by, and should be read together with, the risk factors included in FirstEnergy Corp.’s Form 10-K, Form 10-Q and in other filings with the SEC. The foregoing review of factors also should not be construed as exhaustive. New factors emerge from time to time, and it is not possible for management to predict all such factors, nor assess the impact of any such factor on FirstEnergy Corp.’s business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statements. FirstEnergy Corp. expressly disclaims any obligation to update or revise, except as required by law, any forward-looking statements contained herein or in the information incorporated by reference as a result of new information, future events or otherwise. Spring Investor Meetings - June 20262

Non-GAAP Financial Matters 3 This presentation contains references to certain forward-looking financial measures, including Core Earnings per share (“Core EPS”), which are “non-GAAP financial measures,” and are not calculated in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”) and exclude the impact of “special items” as described below. Management uses non-GAAP financial measures to evaluate the company’s and its segments’ performance, and manage its operations and references non-GAAP financial measures in its decision- making, using them to facilitate historical and ongoing performance comparisons. Management believes that non-GAAP financial measures of Core EPS, including by segment, provide consistent and comparable measures of performance of its businesses on an ongoing basis. Management also believes that such measures are useful to shareholders and other interested parties to understand performance trends and evaluate the company against its peer group by presenting period-over-period operating results, excluding the impacts described above, that may not be consistent or comparable across periods or across the company’s peer group. These non-GAAP financial measures are intended to complement, and are not considered as alternatives to, the most directly comparable GAAP financial measures, which for Core EPS is EPS attributable to FirstEnergy Corp. Also, such non-GAAP financial measures may not be comparable to similarly titled measures used by other entities. Special items represent charges incurred or benefits realized that management believes are not indicative of, or may obscure, trends useful in evaluating the company’s ongoing core activities and results of operations, or otherwise warrant separate classification. Special items include the following: (i) Net Pension/OPEB credits, which reflect net periodic pension and OPEB benefit costs and credits, excluding amounts recovered through formula rates and (ii) investigation and other related costs, which primarily reflect legal and advisory expenses related to government investigations. Core EPS is calculated based on the weighted average number of common shares outstanding in the respective period. A reconciliation of forward-looking non-GAAP measures, including 2026 Core EPS, and Core EPS compound annual growth rate (“CAGR”) projections, to the most directly comparable GAAP measures is not provided because comparable GAAP measures are not available without unreasonable efforts due to the inherent difficulty in forecasting and quantifying measures that would be necessary for such reconciliation. Specifically, management cannot, without unreasonable effort, predict the impact of these special items in the context of Core EPS guidance, or Core EPS growth rate projections because these items, which could be significant, are difficult to predict and may be highly variable. In addition, the company believes such a reconciliation would imply a degree of precision and certainty that could be confusing to investors. These special items are uncertain, depend on various factors and may have a material impact on our future GAAP results. Spring Investor Meetings - June 2026

Key Messages

- **Key Strategic and Regulatory Updates**
  - WV Base Rates: Pursuing Inflation and Investment Adjustment with 4.75% increase effective August 1, 2026, followed by second increase of 4.50% on June 1, 2027[1]
  - WV Generation CPCN: Advancing key contracts for major equipment, EPC, and gas supply for Maidsville Energy Center
  - Additional WV Generation: Discussions indicate strong interest / support from Hyperscalers / Developers / State
  - Ohio: On May 22, filed Three-Year Rate Plan for July 2027-June 2030 period; Proposed 15% increase in investments
  - Data Centers: 32% increase in contracted demand; Up to 5.6 GW, with additional contracts near completion
- **Diverse jurisdictions / regulatory frameworks provide flexibility and additional opportunities for capital deployment**
- **Reaffirming 2026 Core EPS[2] Guidance of $2.62-$2.82/sh**
  - Midpoint represents 8.8% growth over Original 2025 guidance midpoint
- **Reaffirming Long-Term Core EPS[2] CAGR near the top end of 6-8% (2026-2030)**

Solid progress on key strategic and regulatory initiatives

We remain confident in our 2026-2030 outlook and are exploring additional investment opportunities

[1] Percentages represent increases in base revenues

[2] The Company is unable to reconcile this forward-looking non-GAAP information without unreasonable efforts. Please see slide 3 for more information.

4 Spring Investor Meetings - June 2026

FirstEnergy

FirstEnergy Overview

We invest in and operate our electric system to improve reliability and the customer experience, and to enable the digital transformation



OH
PA
NJ
MD
WV
Regulated Fossil Generation plants
Regulated Renewable Generation plants

Diversified, Customer Focused, Organic Growth Opportunities

Ideally Situated Service Territory to Support Unprecedented Growth

Constructive Regulatory Strategy with 75% of Investments in Formula Rates

Focused on Operational Excellence and Financial Discipline

Balanced Jurisdictions
2026F FE-Owned Rate Base ($B)



Integrated (1)
$5.8, 20%
NJ
$5.4, 18%
WV/MD
$29.4B
$7.7, 26%
PA
OH
$4.5, 15%
$6.0, 21%
Stand-Alone Transmission
Distribution

(1) Integrated segment includes Transmission Rate Base of $2.9B

As we execute safely, efficiently and with integrity, our customers, employees and investors thrive

5 Spring Investor Meetings - June 2026 FirstEnergy

Solid Execution and Strong Start to 2026 Spring Investor Meetings - June 20266 We remain focused on delivering against our commitments to our customers and investors REAFFIRMING 2026 GUIDANCE $6.0B Investment Plan $2.62-$2.82/sh Core EPS(1) Guidance 6-8% Near the Top End of Core EPS(1) CAGR (2026-2030) REAFFIRMING 2026-2030 PLAN (1) The Company is unable to reconcile this forward-looking non-GAAP information without unreasonable efforts. Please see slide 3 for more information. Consistent regulatory strategy Customer-focused investment plan Strong financial discipline $36B 5-Year Investment Plan

Regulatory Updates

West Virginia

Base Rate Case

- **MP and PE-WV filed traditional BRC and Alternative Approach on May 15, 2026**
- WV PSC ordered MP and PE-WV to move forward with alternative approach (Inflation and Investment Adjustment) and set hearing date for July 9
  - Proposed revenue increase of $76M in two phases, resulting in avg. residential bills increases of 3.0% on August 1, 2026, and 2.9% on June 1, 2027

CPCN Filing
1.2 GW Maidsville Energy Center (Gas CCGT), 70 MW Solar

- **Hearings scheduled for mid-July; expect regulatory approval in 2H 2026**
- Advancing key contracts for major equipment, EPC, and gas supply
- Long-term financial plan expected to be updated following approval

Additional Generation Opportunity

- **Significant interest from data center developers and hyperscalers**
- Total contracted and pipeline demand of 1.8 GW, with additional interest of 6+ GWs not yet in pipeline

Ohio

Three-Year Rate Plan

- **OE, CEI, and TE filed on May 22, 2026, for the July 2027 - June 2030 period**
  - Proposed revenue increase of $254M / $59M / $80M (Years 1 / 2 / 3)
  - Proposed total capital investments of ~$2.5B; up to ~$400M of additional investment vs. current investment plan
  - Avg. annual residential customer bill impacts below 3%
  - Final order due within 360 days after filing is determined complete

7 Spring Investor Meetings - June 2026

See Appendix (slides 12-14) for additional details

FirstEnergy

Data Center Overview

Additional 1.35 GWs of Contracted demand by 2035 up 32% since 1Q26 (4.3 GW) and nearly doubled since Feb. 2025 (2.9 GW)

- Contracted represents a contract to construct facilities and/or an electric service agreement
- ~$250M of transmission network upgrades for each 1 GW

FE: Cumulative Data Center Demand



Contracted
Pipeline
19,125
13,520
5,605
11,685
6,930
4,755
2,205
(MW)
2026F
2031F
2035F

Potential Additions

(Not in Pipeline)



95
27
67
1
Requested
In-Process
Completed
Load Studies(1) (GW)

Data Center Demand – By State

(MW)		2026F	2031F	2035F
OH	Contracted	900	2,010	2,010
	Pipeline	-	1,965	5,000
	Total	**900**	**3,975**	**7,010**
PA	Contracted	275	495	495
	Pipeline	-	1,350	2,700
	Total	**275**	**1,845**	**3,195**
MD	Contracted	825	1,980	2,830
	Pipeline	-	1,455	2,535
	Total	**825**	**3,435**	**5,365**
WV	Contracted	190	190	190
	Pipeline	-	630	1,610
	Total	**190**	**820**	**1,800**
NJ	Contracted	15	80	80
	Pipeline	-	1,530	1,675
	Total	**15**	**1,610**	**1,755**
FE	Contracted	2,205	4,755	5,605
	Pipeline	-	6,930	13,520
	Total	**2,205**	**11,685**	**19,125**

+500 MW since 1Q26

+1,350 MW since 1Q26

We are uniquely positioned to take advantage of data center growth, both in our service territory and across the region

(1) Represents TTM 1Q26 Detailed Load Studies (DLS) / Conceptual Load Studies (CLS) greater than 500 MWs, not contracted or included in FE pipeline

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FirstEnergy

Diverse Jurisdictions Provide Flexibility for Capital Deployment ■ 2026-2030 Investment plan resulted in significant increases in capex across all business units ■ As policies and regulations change, our diversity – jurisdictional and regulatory frameworks – allow for flexibility in capital deployment ■ Pennsylvania: – New PA base rates effective 2025; no near-term plan to file a base rate case – Leveraging LTIIP: 67% of 2026 capex in LTIIP versus 33% in 2025 – Assessing capital allocation to address evolving regulatory landscape and additional investments in other jurisdictions such as: – Ohio TYRP Dx investments – Tx investments for contracted data centers Spring Investor Meetings - June 20269 $B LTIIP: Long-Term Infrastructure Improvement Plan FE’s scale and regulatory diversity provides flexibility to shift investments to efficiently deploy capital for the benefit of customers OH, $3.1 PA, $4.3 NJ, $6.2 WV/MD, $4.6 Stand-Alone Tx, $9.5 2025-2029 Investment Plan $28B OH, $3.6 PA, $6.7 NJ, $6.9 WV/MD, $5.8 Stand-Alone Tx, $12.7 2026-2030 Investment Plan $36B+$8B (~30%)

Shareholder Value Proposition

- **$36B Customer-focused Investment Plan (2026-2030), driving 10% Rate Base CAGR**
  - **75% of projected investments in formula-rate recovery**, reducing regulatory lag
- **Expect to deliver near the top end of 6-8% Core EPS[1] CAGR through 2030**

- **Targeting ~14% FFO/Debt; Committed to maintaining BBB/Baa2 credit profile**
- **Strategic mix of cash from ops, debt and modest equity to fund growth**
- Focused on **continuous improvement** and **financial discipline**

- **Constructive regulatory frameworks** with **strong relationships** that support ongoing collaboration
- **Diversified and low-risk T/D/G assets** with a **focus on affordability**
- **Focused on delivering on our commitments,** supporting customers and investors

- **Total shareholder return opportunity of ~12%, with upside potential**
- **Committed to dividend growth** in line with 60%-70% payout ratio of Core EPS

Our diversified service territory, low-risk investment plan and a strong affordability position, provides the opportunity to significantly enhance the customer experience and provide attractive risk-adjusted returns to our investors

[1] The Company is unable to reconcile this forward-looking non-GAAP information without unreasonable efforts. Please see slide 3 for more information.

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FirstEnergy

Appendix Spring Investor Meetings - June 202611 12. Ohio Three-Year Rate Plan 13. WV Base Rate Case Filing 14. WV CPCN and Siting Certificate Filing Slide

Ohio Three-Year Rate Plan

Filed 5/22/26 (Case No: 26-0347-EL-AIR)



Filing Summary

Three-Year Rate Plan (TYRP) supports transparent recovery of distribution system investments needed to provide safe and reliable service to customers.

Key Statistics

	Filed	Current
Distribution Rate Base[(1)]	$5.1B (Year 1) $5.5B (Year 2) $5.9B (Year 3)	$4.0B
Return on Equity	10.2%	9.63%
Cap Structure (Debt / Equity)	~47% / ~53%	48.8% / 51.2%
Test Year(s)	July 2027 - June 2030	2024[(2)]
Rates Effective Date	7/1/27	3/1/26
Net Revenue Increase[(3)]	$254.0M (Year 1) $58.8M (Year 2) $79.5M (Year 3)	

Average annual residential customer bill impacts below 3% during the Three-Year Rate Plan

Key Components

- Capital recovery through base rates, including:
  - Increased distribution rate base of $1.1B since 2024 Base Rate Case filing
  - Total planned capital investments of ~$2.5B from July 2027-June 2030 to address aging infrastructure and improve reliability
    - Up to ~$400M of additional investment vs. current investment plan
    - Results in forecasted rate base growth of 8.2% vs. 7.7% in current plan
- Focused on improving customer reliability through strengthened vegetation management program (~$83M/year vs. ~$50M/year under current rates) by proactively targeting high-risk vegetation
- Increased storm cost recovery and higher maintenance work
- Expanded bill-payment assistance and emergency programs for eligible low-income residential customers; residential energy efficiency programs; non-residential demand response program
- Existing distribution cost recovery riders moved into base rates and set riders to zero going forward
- Final order due within 360 days after filing is determined complete

(1) TYRP Rate Base uses 13-month average rate base and compares to 2026F of $4.5B. Amounts exclude Regulatory Assets of ~$0.4B-$0.6B.
(2) Test Year is calendar year 2024, Date Certain used to value rate base is 5/31/2024.
(3) "Net Revenue Increase" represents the Test Year net impact of increasing base distribution rates and decreasing riders that are reset when the costs are moved into base distribution rates.

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FirstEnergy

WV Base Rate Case Filing Filed 5/15/26 (Case No: 26-0508-E-42T) 13 Key Statistics of Base Rate Case Proposed Current Rate Base $4.3B(1) $3.2B(1) Return on Equity 10.85% 9.80% Cap Structure (Debt / Equity) 45.5% / 54.5% 50.4% / 49.6% Test Year 2025 2022 Key Components of Base Rate Case ■ Proposed revenue increase of $188M, representing an average total increase of 10.6% and an average residential increase of 13.9% ■ Ability to roll-in the Effluent Limitation Guidelines and Standards Surcharge and the Renewable Electricity Surcharge to base rates ■ A Reliability and Infrastructure Investment program Surcharge to recover costs related to projects for grid modernization, grid resiliency and joint use ■ Filed for rates to be effective March 2027 (10-month statutory timeline) Filing Summary Proposed rate adjustment that supports distribution, transmission and generation investments. An alternative rate increase approach has also been filed to better address affordability for customers. (1) Includes Distribution, Generation, and Transmission Alternative Approach to Base Rate Case ■ To address affordability, MP and PE-WV proposed an Inflation and Investment Adjustment resulting in a revenue increase of $76M, with a $38M annual increase effective August 1, 2026, and a $38M annual increase effective June 1, 2027. This alternative approach is aligned with a recent WV order issued in April 2026. – Average residential bills, under this approach, would increase 3.0% on August 1, 2026, and 2.9% on June 1, 2027 ■ MP and PE-WV agree to not file a base rate case until April 2028 and will withdraw its pending base rate case upon approval of this approach Spring Investor Meetings - June 2026

MP and PE-WV CPCN and Siting Certificate Filing

Filed 2/13/26 (Docket Number: 26-0108-E-CN)

This represents incremental investment opportunity that is not embedded in plan and would be additive to plan upon WVPSC approval (which is expected second half of 2026)

Key Statistics	
	Total (CCGT / Solar)
Capacity	1,270 MW (1,200 / 70)
Total Investment[1]	$2.7B ($2.5B / $0.2B)
Contract Model	Engineer, Procure, Construct (EPC)
Location	Maidsville, WV (CCGT) Various in WV[2] (Solar)
Operational Date	12/31/2031 (CCGT), 2027-2030 (Solar)
MP Cap Structure	50% Debt / 50% Equity
MP Allowed ROE	9.8%



Proposed Investment Plan by Year ($M)
$70
$315
$570
$655
$550
$385
$115
2026
2027
2028
2029
2030
2031
2032
CCGT
Solar
(Rounded to nearest $5M)

Filing Summary

MP and PE-WV filing on 2/13/26 for approval to build 1,200 MW Siemens H / HL technology combined cycle gas turbine (CCGT) in Maidsville, West Virginia, and 70 MW of utility scale solar[2] across 3 locations in West Virginia

Key Components

- Requested expedited treatment from PSC to approve appropriate ratemaking recognition for capital and operational costs
- Proposed new generation surcharge designed to:
  - Cash recovery of AFUDC on CWIP while the projects are under development / construction
  - Transition to recovery in base rates once the projects are placed in-service and approved through a base rate case
- Filed for abandonment, which would allow MP and PE to recoup prudently incurred costs for a project or asset that is canceled, abandoned, or stranded due to factors beyond their control
- Proposed fuel strategy to seek competitive bids for long-term gas supply contract with costs recovered through the annual ENEC filing
- Seeking low interest loan with the Department of Energy (DOE)
  - If approved, could provide customer savings of more than $200M over the 30-yr term[3]
- Once in service, the impact of the project to customer rates is expected to be minimal

Next Steps

- Expect CPCN and DOE loan approval in 2H26
- Finalize long lead time equipment contract terms and begin negotiations with EPC providers
- Issue RFP for gas supply

[1] Class Level 4 Cost Estimate
[2] Utility-scale solar to be located at the Davis, Wylie Ridge, and Valley Point locations
[3] Based on 50% debt funding

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FirstEnergy